FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Cathy Silva
Sr. Director, Investor Relations	Corporate Communications Manager
(408) 875-9529	(408) 875-7042
ed.lockwood@kla-tencor.com	cathy.silva@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2017 FIRST QUARTER RESULTS
MILPITAS, Calif., October 20, 2016 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2017, which ended on September 30, 2016, and reported GAAP net income of $178 million and GAAP earnings per diluted share of $1.13 on revenues of $751 million.
“KLA-Tencor’s Q1 results finished above the midpoint of the range of guidance for shipments and revenue for the quarter, and exceeded the range for Non-GAAP diluted earnings per share,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “Our performance in Q1 was fueled by strong customer acceptance of new products and a business model that consistently delivers superior operating leverage, providing the resources to rank KLA-Tencor among the top tier of all companies in tech in terms of cash returns to stockholders.”

GAAP Results
	Q1 FY 2017	Q4 FY 2016	Q1 FY 2016
Revenues	$751 million	$919 million	$643 million
Net Income	$178 million	$272 million	$105 million
Earnings per Diluted Share	$1.13	$1.73	$0.66

Non-GAAP Results
	Q1 FY 2017	Q4 FY 2016	Q1 FY 2016
Net Income	$182 million	$277 million	$112 million
Earnings per Diluted Share	$1.16	$1.77	$0.71
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance and other related charges, and merger-related charges. KLA-Tencor will discuss the results for its fiscal year 2017 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2016	June 30, 2016
ASSETS
Cash, cash equivalents and marketable securities	$2,494,621	$2,491,294
Accounts receivable, net	654,699	613,233
Inventories	703,262	698,635
Other current assets	76,580	64,870
Land, property and equipment, net	272,351	278,014
Goodwill	335,198	335,177
Deferred income taxes, non-current	267,793	302,219
Purchased intangibles, net	3,065	4,331
Other non-current assets	188,529	174,659
Total assets	$4,996,098	$4,962,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$105,066	$106,517
Deferred system profit	185,640	174,551
Unearned revenue	54,841	59,147
Other current liabilities	629,194	662,208
Total current liabilities	974,741	1,002,423
Non-current liabilities:
Long-term debt	3,018,567	3,057,936
Unearned revenue	60,279	56,336
Other non-current liabilities	161,002	156,623
Total liabilities	4,214,589	4,273,318
Stockholders’ equity:
Common stock and capital in excess of par value	447,018	452,974
Retained earnings	381,124	284,825
Accumulated other comprehensive income (loss)	(46,633)	(48,685)
Total stockholders’ equity	781,509	689,114
Total liabilities and stockholders’ equity	$4,996,098	$4,962,432

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share amounts)	2016	2015
Revenues:
Product	$561,753	$460,739
Service	188,920	181,905
Total revenues	750,673	642,644
Costs and expenses:
Costs of revenues	277,836	270,244
Research and development	129,233	119,943
Selling, general and administrative	94,388	91,663
Interest expense and other, net	26,996	26,495
Income before income taxes	222,220	134,299
Provision for income taxes	44,119	29,402
Net income	$178,101	$104,897
Net income per share:
Basic	$1.14	$0.67
Diluted	$1.13	$0.66
Cash dividends declared per share	$0.52	$0.52
Weighted-average number of shares:
Basic	156,129	156,820
Diluted	157,021	157,984

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$178,101	$104,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,422	19,735
Asset impairment charges	358	—
Non-cash stock-based compensation expense	11,478	12,248
Excess tax benefit from equity awards	—	(10,159)
Net gain on sales of marketable securities and other investments	(204)	(1,233)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	(38,241)	124,925
Decrease (increase) in inventories	1,187	(31,243)
Decrease in other assets	19,477	34,381
Increase (decrease) in accounts payable	(1,547)	4,158
Increase (decrease) in deferred system profit	11,089	(14,504)
Decrease in other liabilities	(26,343)	(49,423)
Net cash provided by operating activities	169,777	193,782
Cash flows from investing activities:
Acquisition of non-marketable securities	(1,470)	—
Capital expenditures, net	(9,883)	(7,341)
Purchases of available-for-sale securities	(457,512)	(343,358)
Proceeds from sale of available-for-sale securities	111,106	200,353
Proceeds from maturity of available-for-sale securities	197,100	184,973
Purchases of trading securities	(52,465)	(18,267)
Proceeds from sale of trading securities	45,301	15,540
Net cash provided by (used in) investing activities	(167,823)	31,900
Cash flows from financing activities:
Repayment of debt	(40,000)	(40,000)
Tax withholding payments related to vested and released restricted stock units	(17,376)	(21,526)
Common stock repurchases	—	(142,592)
Payment of dividends to stockholders	(89,313)	(101,674)
Excess tax benefit from equity awards	—	10,159
Net cash used in financing activities	(146,689)	(295,633)
Effect of exchange rate changes on cash and cash equivalents	2,572	(4,377)
Net decrease in cash and cash equivalents	(142,163)	(74,328)
Cash and cash equivalents at beginning of period	1,108,488	838,025
Cash and cash equivalents at end of period	$966,325	$763,697
Supplemental cash flow disclosures:
Income taxes paid, net	$39,411	$7,844
Interest paid	$3,243	$3,149
Non-cash activities:
Purchase of land, property and equipment - investing activities	$1,974	$1,490
Unsettled common stock repurchase - financing activities	$—	$9,610
Dividends payable - financing activities	$12,045	$20,892

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2016	June 30, 2016	September 30, 2015
GAAP net income		$178,101	$271,541	$104,897
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	1,267	1,294	3,581
Restructuring, severance and other related charges	b	—	—	7,066
Merger-related charges	c	3,605	5,795	—
Income tax effect of non-GAAP adjustments	d	(1,259)	(1,795)	(3,348)
Non-GAAP net income		$181,714	$276,835	$112,196
GAAP net income per diluted share		$1.13	$1.73	$0.66
Non-GAAP net income per diluted share		$1.16	$1.77	$0.71
Shares used in diluted shares calculation		157,021	156,618	157,984
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Restructuring, severance and other related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended September 30, 2016
Costs of revenues	$650	$—	$260	$910
Research and development	—	—	982	982
Selling, general and administrative	617	—	2,363	2,980
Total in three months ended September 30, 2016	$1,267	$—	$3,605	$4,872
Three months ended June 30, 2016
Costs of revenues	$658	$—	$346	$1,004
Research and development	—	—	1,223	1,223
Selling, general and administrative	636	—	4,226	4,862
Total in three months ended June 30, 2016	$1,294	$—	$5,795	$7,089
Three months ended September 30, 2015
Costs of revenues	$2,285	$2,770	$—	$5,055
Research and development	650	1,010	—	1,660
Selling, general and administrative	646	3,286	—	3,932
Total in three months ended September 30, 2015	$3,581	$7,066	$—	$10,647

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with employee severance and other exit costs. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Merger-related charges that are directly related to the proposed merger between KLA-Tencor and Lam that was terminated on October 5, 2016. Charges primarily includes employee-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.